                                  EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                     Three Months Ended     Six Months Ended
                                                        September 30,         September 30,
                                                   --------------------    ------------------
                                                      2000       1999       2000       1999
                                                      ----       ----       ----       ----

Net Income (Loss)                                  $ (24,031)    26,730    (47,791)    61,695
                                                   =========    =======    =======    =======

Weighted average shares outstanding                  207,232    219,221    207,850    220,836

Reduction for common shares not yet
 released by Employee Stock Ownership Plan            10,136     11,841     10,357     12,043
                                                   ---------    -------    -------    -------

Total weighted average common shares
 outstanding for basic computation                   197,096    207,380    197,493    208,793
                                                   =========    =======    =======    =======

Basic earnings (loss) per share                    $    (.12)       .13       (.24)       .30
                                                   =========    =======    =======    =======

Total weighted average common shares
 outstanding for basic computation                   197,096    207,380    197,493    208,793

Common stock equivalents due to dilutive
 effect of stock options                               2,641      2,643      2,641      2,796
                                                   ---------    -------    -------    -------

Total weighted average common shares and
 equivalents outstanding
 for diluted computation                             199,737    210,023    200,134    211,589
                                                   =========    =======    =======    =======

Diluted earnings (loss) per share                  $    (.12)       .13       (.24)       .29
                                                   =========    =======    =======    =======

                                     -17-